SIXTH SUPPLEMENT DATED APRIL 3, 1998
                    TO FIFTH SUPPLEMENT DATED APRIL 1, 1998,
                     FOURTH SUPPLEMENT DATED MARCH 23, 1998,
                    THIRD SUPPLEMENT DATED FEBRUARY 25, 1998,
                    SECOND SUPPLEMENT DATED JANUARY 21, 1998,
                 PROSPECTUS SUPPLEMENT DATED DECEMBER 19, 1997,
                     AND PROSPECTUS DATED NOVEMBER 26, 1997

                             COSTCO COMPANIES, INC.


         The following table sets forth certain information as of April 3, 1998, as to the security ownership of a person not named as a Selling Securityholder in the Prospectus dated November 26, 1997 ("Prospectus") or the Prospectus Supplements dated December 19, 1997, or January 21, February 25, March 23 or April 1, 1998.


                                                                    Face Amount of Notes Owned      Shares of Common Stock
                                                                         Prior to Offering               Owned Prior
Selling Securityholder                                                                                 to Offering (1)
----------------------
BZW Securities Limited                                                      $50,000,000                    567,725
---------------------------------------

(1)      Includes the Shares into which the Notes are convertible.


                                      The date of this Prospectus  Supplement is
April 3, 1998.